Exhibit 99.1

American Public Education Reports First Quarter 2025 Financial Results

Net Income & Adjusted EBITDA Exceeded Guidance, Driven by Increased Enrollment and Operating Leverage in Rasmussen Segment

CHARLES TOWN, W.V. – May 12, 2025 -- American Public Education, Inc. (Nasdaq: APEI), a portfolio of education companies providing online and campus-based postsecondary education and career learning to over 125,000 students through four subsidiary institutions, has reported unaudited financial and operational results for the first quarter ended March 31, 2025.

Key First Quarter 2025 Highlights

•	Consolidated revenue for Q1 2025 increased 6.6% year-over-year to $164.6 million.

•	Net income available to common stockholders in Q1 2025 was $7.5 million, compared to a net loss available to common stockholders of ($1.0) million in Q1 2024.

•	Net income per diluted common share in Q1 2025 was $0.41, compared to net loss per diluted common share of ($0.06) in Q1 2024.

•	Q1 2025 Adjusted EBITDA was $21.2 million compared to $17.1 million in Q1 2024.

•	Increasing guidance for full year 2025 net income available to common stockholders to a range between $23 - $30 million and Adjusted EBITDA to a range between $77 million and $87 million. Full year 2025 revenue estimates of between $650 million and $660 million remain unchanged.

Management Commentary

"This first quarter of 2025 proved to be an excellent start to the year,” said Angela Selden, President and Chief Executive Officer of APEI. “We exceeded the expectations we set forth for the first quarter largely due to strong enrollment trends at Rasmussen which are beginning to show the operating leverage benefits of greater enrollment and disciplined operations.”

“The areas for improvements that we have focused on over the past two years are driving better and more consistent financial results. We have been able to deliver better results due to improved operations and student outcomes at our educational units, and we continue to educate service-minded professionals in high demand industries," concluded Selden.

First Quarter 2025 Financial Results

•	Total consolidated revenue for the three months ended March 31, 2025, was $164.6 million, an increase of $10.1 million, or 6.6%, compared to $154.4 million for the three months ended March 31, 2024. The increase in revenue was primarily due to a $6.1 million increase in revenue in our Rasmussen University (“RU”) Segment, a $3.3 million increase in our American Public University System (“APUS”) Segment, and a $1.2 million increase in our Hondros College of Nursing (“HCN”) Segment.

•	Total costs and expenses for the three months ended March 31, 2025, were $152.3 million, an increase of $3.1 million, or 2.0%, compared to $149.3 million for the three months ended March 31, 2024. The increase in costs and expenses for the three months ended March 31, 2025 was primarily driven by increases in employee compensation costs and advertising costs, partially offset by a decrease in information technology costs, and depreciation and amortization expenses.

•	Instructional costs and services expenses for the three months ended March 31, 2025, were $74.9 million, an increase of $2.5 million, or 3.5%, compared to $72.4 million for the three months ended March 31, 2024.

•	Selling and promotional expenses for the three months ended March 31, 2025, were $35.2 million, an increase of $2.7 million, or 8.5%, compared to $32.5 million for the three months ended March 31, 2024.

•	General and administrative expenses for the three months ended March 31, 2025, were $36.4 million, an increase of $0.1 million, or 0.4%, compared to $36.3 million for the three months ended March 31, 2024. General and administrative expenses as a percentage of revenue decreased to 22.1% for the three months ended March 31, 2025, from 23.5% for the three months ended March 31, 2024.

•	Net income available to common stockholders was $7.5 million, or $0.41 per diluted common share for the three months ended March 31, 2025, compared to a net loss of ($1.0) million, or ($0.06) per diluted common share, for the three months ended March 31, 2024.

•	Adjusted EBITDA was $21.2 million for the three months ended March 31, 2025, compared to $17.1 million for the three months ended March 31, 2024. Adjusted EBITDA excludes adjustment for stock compensation, loss on disposals of long-lived assets, loss on assets held for sale, other professional fees and loss on leases.

Balance Sheet and Liquidity

•	Total cash, cash equivalents, and restricted cash were $187.5 million at March 31, 2025, compared to $158.9 million and December 31, 2024, representing an increase of $28.6 million, or 18.0%.

Registrations and Enrollment

	Q1 2025	Q1 2024	% Change
American Public University System[1]
For the three months ended March 31, Net Course Registrations	102,500	99,000	3.5%

Rasmussen University[2]
For the three months ended March 31, Total Student Enrollment	14,500	13,500	7.4%

Hondros College of Nursing[3]
For the three months ended March 31, Total Student Enrollment	3,600	3,300	9.6%
1.	APUS Net Course Registrations represents the approximate aggregate number of courses for which students remain enrolled after the date by which they may drop a course without financial penalty. Excludes students in doctoral programs.

2.	RU Total Student Enrollment represents students in an active status as of the full-term census or billing date.

3.	HCN Total Student Enrollment represents the approximate number of students enrolled in a course after the date by which students may drop a course without financial penalty.

Second Quarter and Full Year 2025 Outlook

The following statements are based on APEI's current expectations. These statements are forward-looking and actual results may differ materially. APEI undertakes no obligation to update publicly any forward-looking statements for any reason unless required by law. Refer to APEI's earnings conference call and presentation for further details.

	Second Quarter 2025 Guidance
	(Approximate)	(% Yr/Yr Change)
APUS Net course registrations	93,500 to 96,100	4% to 7%
HCN Student enrollment	3,700	14%
RU Student enrollment	14,600	8%
- On-ground Healthcare	6,400	3%
- Online	8,300	12%

($ in millions except EPS)
APEI Consolidated revenue	$160.0 – $162.0	4% to 5%
APEI Net loss/income available to common stockholders	($2.5) – ($0.7)	n.a.
APEI Adjusted EBITDA	$11.5 – $14.0	6% to 28%
APEI Diluted EPS	($0.13) – ($0.04)	n.a.

Full Year 2025 Guidance
	(Approximate)	(% Yr/Yr Change)
($ in millions)
APEI Consolidated Revenue	$650 – $660	4% to 6%
APEI Net income available to common stockholders	$23 – $30	129% to 198%
APEI Adjusted EBITDA	$77 – $87	7% to 20%
APEI Capital Expenditure (CapEx)	$18 – $22	(14%) to 4%

Non-GAAP Financial Measures

This press release contains the non-GAAP financial measures of EBITDA (earnings before interest, taxes, depreciation, and amortization) and adjusted EBITDA (EBITDA less non-cash expenses such as stock compensation and non-recurring expenses). APEI believes that the use of these measures is useful because they allow investors to better evaluate APEI's operating profit and cash generation capabilities.

For the three months ended March 31, 2025 and 2024, adjusted EBITDA excludes stock compensation, loss on disposals of long-lived assets, loss on assets held for sale, other professional fees and loss on leases.

These non-GAAP measures should not be considered in isolation or as an alternative to measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of our non-GAAP measures is that they exclude expenses that are required by GAAP to be recorded. In addition, non-GAAP measures are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses are excluded.

APEI is presenting EBITDA and adjusted EBITDA in connection with its GAAP results and urges investors to review the reconciliation of EBITDA and adjusted EBITDA to the comparable GAAP financial measures that is included in the tables following this press release (under the captions "GAAP Net Income to Adjusted EBITDA," and "GAAP Outlook Net Income to Outlook Adjusted EBITDA") and not to rely on any single financial measure to evaluate its business.

About American Public Education

American Public Education, Inc. (Nasdaq: APEI), through its institutions American Public University System, Rasmussen University, Hondros College of Nursing, and Graduate School USA, provides education that transforms lives, advances careers, and improves communities.

APUS, which operates through American Military University and American Public University, is the leading educator to active-duty military and veteran students* and serves approximately 88,000 adult learners worldwide via accessible and affordable higher education.

Rasmussen University is a 125-year-old nursing and health sciences-focused institution that serves approximately 14,600 students across its 20 campuses in six states and online. It also has schools of Business, Technology, Design, Early Childhood Education and Justice Studies.

Hondros College of Nursing focuses on educating pre-licensure nursing students at eight campuses (six in Ohio, one in Indiana, and one in Michigan). It is the largest educator of PN (LPN) nurses in the state of Ohio** and serves approximately 3,700 total students.

Graduate School USA is a leading training provider to the federal workforce with an extensive portfolio of government agency customers. It serves the federal workforce through customized contract training (B2G) to federal agencies and through open enrollment (B2C) to government professionals.

Both APUS and Rasmussen University are institutionally accredited by the Higher Learning Commission (HLC), an institutional accreditation agency recognized by the U.S. Department of Education. Hondros is accredited by the Accrediting Bureau of Health Education Schools (ABHES). Graduate School USA is accredited by the Accrediting Council for Continuing Education & Training (ACCET). For additional information, visit www.apei.com.

*Based on FY 2019 Department of Defense tuition assistance data, as reported by Military Times, and Veterans Administration student enrollment data as of 2024.

**Based on information compiled by the National Council of State Boards of Nursing and Ohio Board of Nursing.

Forward Looking Statements

Statements made in this press release regarding APEI or its subsidiaries that are not historical facts are forward-looking statements based on current expectations, assumptions, estimates and projections about APEI and the industry. In some cases, forward-looking statements can be identified by words such as "anticipate," "believe," "seek," "could," "estimate," "expect," "intend," "may," "plan," "should," "will," "would," and similar words or their opposites. Forward-looking statements include, without limitation, statements regarding the Company's future path, expected growth, registration, enrollments, revenues, net income, Adjusted EBITDA and EBITDA, capital expenditures, the growth and profitability of Rasmussen University and plans with respect to recent, current and future initiatives.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, among others, risks related to: APEI's failure to comply with regulatory and accrediting agency requirements, including the "90/10 Rule", and to maintain institutional accreditation and the impacts of any actions APEI may take to prevent or correct such failure; changes in the postsecondary education regulatory environment as a result of U.S. federal elections, including any changes by or as a result of actions of the current administration to the operations of the Department of Education or changes to or the elimination or implementation of laws, regulations, standards, policies, and practices; potential or actual government shutdowns; the impact, timing, and projected benefits of the planned combination of APUS, RU, and HCN into one consolidated institution; APEI's dependence on the effectiveness of its ability to attract students who persist in its institutions' programs; changing market demands; declines in enrollments at APEI's subsidiaries;; APEI's inability to effectively market its institutions' programs; APEI's inability to maintain strong relationships with the military and maintain course registrations and enrollments from military students; the loss or disruption of APEI's ability to receive funds under Title IV or tuition assistance programs or the reduction, elimination, or suspension of federal funds; adverse effects of changes APEI makes to improve the student experience and enhance the ability to identify and enroll students who are likely to succeed; APEI's need to successfully adjust to future market demands by updating existing programs and developing new programs; APEI's loss of eligibility to participate in Title IV programs or ability to process Title IV financial aid; economic and market conditions and changes in interest rates; difficulties involving acquisitions; APEI's indebtedness and preferred stock, including the refinancing or redemption thereof; APEI's dependence on and the need to continue to invest in its technology infrastructure, including with respect to third-party vendors; the inability to recognize the anticipated benefits of APEI's cost savings and revenue generating efforts; APEI's ability to manage and limit its exposure to bad debt; and the various risks described in the "Risk Factors" section and elsewhere in APEI's Annual Report on Form 10-K for the year ended March 31, 2025, and in other filings with the SEC. You should not place undue reliance on any forward-looking statements. APEI undertakes no obligation to update publicly any forward-looking statements for any reason, unless required by law, even if new information becomes available or other events occur in the future.

Company Contact
Frank Tutalo
Director, Public Relations
American Public Education, Inc.
ftutalo@apei.com
571-358-3042

Investor Relations
Brian M. Prenoveau, CFA

MZ North America

Direct: 561-489-5315
APEI@mzgroup.us

American Public Education, Inc.
Consolidated Balance Sheet
(In thousands)

	As of March 31, 2025	As of December 31, 2024
ASSETS	(Unaudited)
Current assets:
Cash, cash equivalents, and restricted cash	$187,502	$158,941
Accounts receivable, net of allowance of $19,547 in 2025 and $19,280 in 2024	41,872	62,465
Prepaid expenses	20,667	13,748
Income tax receivable	-	949
Assets held for sale	22,467	24,469
Total current assets	272,508	260,572
Property and equipment, net	73,038	73,383
Operating lease assets, net	92,649	94,776
Deferred income taxes	46,066	47,311
Intangible assets, net	28,221	28,221
Goodwill	59,593	59,593
Other assets, net	6,586	6,247
Total assets	$578,661	$570,103
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,849	$7,847
Accrued compensation and benefits	18,039	20,546
Accrued liabilities	18,790	13,735
Deferred revenue and student deposits	25,087	23,474
Income tax payable	177	-
Lease liabilities, current	13,489	13,553
Total current liabilities	83,431	79,155
Lease liabilities, long-term	91,471	93,645
Long-term debt, net	93,747	93,424
Total liabilities	$268,649	$266,224

Stockholders’ equity:
Preferred stock, $.01 par value; 10,000,000 shares authorized; 400 shares issued and outstanding in 2025 and 2024, respectively ($112,471 and $117,439 liquidation preference per share, $44,988 and $46,976 in aggregate, for 2025 and 2024, respectively)	39,691	39,691
Common stock, $.01 par value; 100,000,000 shares authorized; 18,036,421 issued and outstanding in 2025; 17,712,575 issued and outstanding in 2024	180	177
Additional paid-in capital	304,533	305,823
Accumulated other comprehensive loss	(48)	(7)
Accumulated deficit	(34,344)	(41,805)
Total stockholders’ equity	310,012	303,879
Total liabilities and stockholders’ equity	$578,661	$570,103

American Public Education, Inc.
Consolidated Statement of Income
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2025	2024
	(unaudited)

Revenue	$164,551	$154,432
Costs and expenses:
Instructional costs and services	74,944	72,425
Selling and promotional	35,205	32,456
General and administrative	36,407	36,277
Depreciation and amortization	3,992	5,128
Loss on assets held for sale	1,527	-
Loss on leases	-	2,936
Loss on disposals of long-lived assets	230	28
Total costs and expenses	152,305	149,250
Income from operations before
interest and income taxes	12,246	5,182
Interest expense, net	(887)	(126)
Income before income taxes	11,359	5,056
Income tax expense	2,466	1,213
Equity investment loss	-	(3,327)
Net income	$8,893	$516
Preferred stock dividends	1,432	1,535
Net income (loss) available to common stockholders	$7,461	$(1,019)

Income (loss) per common share:
Basic	$0.42	$(0.06)
Diluted	$0.41	$(0.06)

Weighted average number of
common shares:
Basic	17,840	17,510
Diluted	18,417	17,811

	Three Months Ended
Segment Information:	March 31,
	2025	2024
Revenue:
APUS Segment	$83,946	$80,656
RU Segment	$59,251	$53,135
HCN Segment	$17,676	$16,447
Corporate and other[1]	$3,678	$4,194
Income (loss) from operations before
interest and income taxes:
APUS Segment	$24,126	$23,087
RU Segment	$(72)	$(8,966)
HCN Segment	$(746)	$(304)
Corporate and other	$(11,062)	$(8,635)

1. Corporate and Other includes tuition and contract training revenue earned by GSUSA and the elimination of intersegment revenue for courses taken by employees of one segment at other segments.

GAAP Net Income to Adjusted EBITDA:
The following table sets forth the reconciliation of the Company’s reported GAAP net income to the calculation of adjusted EBITDA for the three months ended March 31, 2025 and 2024:

	Three Months Ended
	March 31,
(in thousands, except per share data)	2025	2024
Net income (loss) available to common stockholders	$7,461	$(1,019)
Preferred dividends	1,432	1,535
Net income	$8,893	$516
Income tax expense	2,466	1,213
Interest expense, net	887	126
Equity investment loss	-	3,327
Depreciation and amortization	3,992	5,128
EBITDA	16,238	10,310

Loss on assets held for sale	1,527	-
Loss on leases	-	2,936
Other professional fees	989	-
Stock compensation	2,263	1,918
Loss on disposals of long-lived assets	230	28
Transition services costs	-	1,865
Adjusted EBITDA	$21,247	$17,057

GAAP Outlook Net Income to Outlook Adjusted EBITDA:
The following table sets forth the reconciliation of the Company’s outlook GAAP net income to the calculation of outlook adjusted EBITDA for the three months ending June 30, 2025 and twelve months ending December 31, 2025:

	Three Months Ending		Twelve Months Ending
	June 30, 2025		December 31, 2025
(in thousands, except per share data)	Low	High	Low	High
Net income/(loss) available to common stockholders	$(2,461)	$(711)	$22,937	$29,937
Preferred dividends	1,488	1,488	2,920	2,920
Net Income/(Loss)	(973)	777	25,857	32,857
Income tax expense/(benefit)	(417)	333	11,082	14,082
Interest expense	4,127	4,127	7,852	7,852
Depreciation and amortization	4,459	4,459	17,986	17,986
EBITDA	7,196	9,696	62,777	72,777
Stock compensation	2,254	2,254	7,349	7,349
Professional Services	1,688	1,688	3,953	3,953
Transition services cost	363	363	1,164	1,164
Other		-	1,757	1,757
Adjusted EBITDA	$11,500	$14,000	$77,000	$87,000
EPS	$(0.13)	$(0.04)	$1.23	$1.61